Exhibit 99.1

GOOD MORNING TO ALL OF YOU WHO HAVE TAKEN THE TIME TO BE WITH US TODAY AT OUR ANNUAL STOCKHOLDERS MEETING.

WELL, 2015 HAS CERTAINLY BEEN A CHALLENGING, BUT ALSO EXCITING AND FORWARD LOOKING YEAR FOR WIDEPOINT CORPORATION.

AS A TEAM, WE’VE MAINTAINED OUR FOCUS AND PRIORITIZATION ON OUR KEY TARGET MARKETS AND CORE SOLUTIONS OFFERINGS.

WE HAVE INVESTED HEAVILY IN BUILDING OUR DIRECT SALES CAPABILITIES; WHICH ARE NOW ORGANIZED AND DEPLOYED TO OFFER THE MARKET THE FULL PORTFOLIO OF WIDEPOINT’S SOLUTIONS TO SPECIFIC HIGH VALUE TARGET MARKETS.

WE HAVE MERGED OUR TELECOMMUNICATIONS MANAGEMENT. BUSINESSES INTO ONE UNIT AND UNIFIED OUR PRODUCT OFFERINGS INTO THE ENHANCED ITMS PLATFORM.

WE HAVE INVESTED AGGRESSIVELY IN PRODUCT DEVELOPMENT IN ORDER TO BRING TO MARKET OUR NEXT GENERATION IDENTITY MANAGEMENT SOLUTIONS.

WE HAVE ADVANCED AND MATURED OUR PARTNER RELATIONSHIPS WITH ORGANIZATIONS SUCH AS AT&T,SAMSUNG, LG, KYOCERA AND IBM, EACH OF WHOM FIELD NATIONAL SALES ORGANIZATIONS TO SUPPLEMENT OUR DIRECT SALES EFFORTS.

NOTWITHSTANDING THESE ORGANIZATIONAL AND ENVIRONMENTAL ENHANCEMENTS, IT IS CLEAR THAT SLOWED GOVERNMENT ADOPTION RATES, AND TIME TO MARKET WITH OUR PARTNER RELATIONSHIPS FOR OUR CORE SOLUTIONS HAVE TAKEN LONGER THAN EXPECTED.

THE SHORT TERM IMPACT HAS BEEN TO DELAY THE PROJECTED GROWTH OF OUR HIGHER MARGIN RECURRING REVENUES, AND TO PUSH OUT OUR TARGET DATE FOR THE REALIZATION OF BREAK-EVEN AND PROFITABLE NET OPERATING INCOME PERFORMANCE.

HOWEVER, IN THIS CASE, DELAY DOES NOT TRANSLATE TO LOSS OF MARKET OPPORTUNITY OR COMPETITIVE ADVANTAGE.

BUT EVEN MORE IMPORTANTLY, WE BELIEVE THAT THE DEMAND FOR, AND EXPECTED ROLL-OUT OF OUR CYBER-IDENTITY SOLUTIONS IS NOTICEABLY ACCELERATING AS WE ENTER 2016.

BOTH GOVERNMENT AND COMMERCIAL MARKET INTEREST AND ACTIVITY ARE HIGHER THAN EVER IN OUR EXPERIENCE; PIPELINES ARE STRENGTHENING NOTICEABLY, AND WE HAVE RECEIVED CONFIRMATION FROM PROSPECTS AND RESEARCH ADVISORS THAT OUR NEXT-GENERATION SECURITY SOLUTIONS REMAIN COMPETITIVELY ADVANTAGED.

OUR TELECOMM MANAGED SERVICES BUSINESS EXPECTS TO PENETRATE THE TWO REMAINING UNSERVED AGENCIES UNDER THE HOMELAND SECURITY BPA, AND THAT MARGINS WILL IMPROVE AS OUR ENGAGEMENTS MATURE AND WE SWING TO HIGHER VALUE-ADDED SUPPLEMENTAL MOBILITY-BASED SERVICES.

ALSO, FULL IMPLEMENTATION OF THE UNIFIED PRODUCT PLATFORM ON THE TELECOMM COMMERCIAL SIDE WILL ADD OPERATIONAL EFFICIENCIES AND INCREASE NET MARGINS.

ADDITIONALLY, WE EXPECT OUR CONSULTING AND DATA ANALYTICS UNITS TO CONTINUE THEIR MODERATE AND STEADY REVENUE GROWTH AND EARNINGS PERFORMANCE, WHILE EXPANDING THE GEOGRAPHIC MARKETS THAT THEY CURRENTLY SERVE.

PERHAPS MOST IMPORTANTLY, OUR NEAR TERM OUTLOOK FOR THE COMING QUARTERS IN 2016 CONFIRMS ACCELERATING INCREMENTAL REVENUE GROWTH FROM OUR CORE CYBER AND TELECOMMUNICATIONS MANAGED SOLUTIONS, BOTH AS THE GOVERNMENT’S CYBER-SPRINT AND OTHER MANDATED PROGRAMS FINALLY KICK IN, AND AS WE PENETRATE THE REMAINING DHS AGENCY COMPONENTS WITH BOTH OUR TELECOMM AND CYBER SOLUTIONS.

OUR TARGET MARKETS ARE EXTREMELY LARGE AND GROWING, AND WE BELIEVE WE ARE VERY WELL POSITIONED AND PRIMED TO TAKE MAXIMUM ADVANTAGE AND REAP THE BENEFITS OF THEM.

WE REMAIN CONFIDENT THAT THE INVESTMENTS IN TECHNOLOGY, SALES/MARKETING, AND PERSONNEL THAT WE’VE MADE IN 2014 AND 2015 WILL SUPPORT OUR PLANNED REVENUE GROWTH, AND PROFITABLE OPERATIONS IN THE YEARS AHEAD.

FOR OUR INVESTORS AND STAKEHOLDERS, WE APPRECIATE YOUR CONTINUED SUPPORT AND EFFORTS, AND MANAGEMENT BELIEVES STRONGLY THAT WE ARE AT THE THRESHOLD WE HAVE ALL BEEN WORKING TOWARD AND WAITING FOR SO LONG.

THANK YOU FOR YOUR INTEREST AND CONTINUED SUPPORT, AND SINCERE WISHES FOR A HAPPY AND HEALTHY HOLIDAY SEASON!